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                                                                      EXHIBIT 11


                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

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
                                                                      FOR PERIOD ENDED
                                                                    SEPTEMBER 30, 1998
                                                                    ------------------
   Net earnings available to common ..................................   $ 1,851,000
                                                                         ===========

   Average share outstanding .........................................    12,254,809
Basic net earnings per-share .........................................   $      0.15
                                                                         ===========

   Average shares outstanding ........................................    12,254,809
   Stock option incremental shares ...................................           518
                                                                         -----------
      Average shares outstanding, diluted ............................    12,255,327

Diluted net earnings per-share .......................................   $      0.15
                                                                         ===========

Diluted net earnings per share assuming conversion of preferred stock:
   Net earnings ......................................................   $ 1,851,000
   Preferred stock dividends for the period ..........................   $   104,000
                                                                         -----------
   Net earnings before preferred stock dividend ......................   $ 1,955,000
                                                                         ===========
   Average shares outstanding ........................................    12,254,809
   Assume conversion of preferred stock ..............................       260,000
   Stock option incremental shares ...................................           518
                                                                         -----------
      Total ..........................................................    12,515,327
                                                                         ===========

   Per-share amount (antidilutive) ...................................   $      0.16
                                                                         ===========
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